                                                                   EXHIBIT 10.25



                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is entered into as of April 1, 1997 (the "Effective Date"),by and among; Laser Power Corporation, a Delaware corporation, with its principal address at 12777 High Bluff Drive (the "Company"), and Glenn H. Sherman, an individual (the "Employee").

        WHEREAS, the Company wishes to continue to employ Employee and Employee wishes to continue in the employ of the Company for the period and on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing premises and the covenants, conditions, representations and warranties contained herein, the parties hereto agree as follows:

        1. EMPLOYMENT. Employee shall continue to perform services for the Company in the position of Chief Executive Officer, and Employee shall perform such duties and responsibilities as may be assigned from time to time by the Company's Board of Directors (the "Board") consistent with Employee's position. (It is anticipated that such duties will include responsibilities beyond, or different from, those normally assigned to a Chief Executive Officer.) From time to time, the Company may change Employee's title as it may determine appropriate in light of the Company's current structure and staffing, provided that the title shall properly reflect Employee's status as an executive. During the term of Employee's employment with the Company, Employee will devote Employee's best efforts and substantially all of Employee's business time and attention (except for vacation periods as set forth below and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

        2. TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years (the "Term"), unless Employee's services are terminated pursuant to the provisions of Section 7 hereof. At the end of the Term, if Employee is still employed by the Company pursuant to this Agreement, the term of this Agreement may be extended by mutual written consent of the parties hereto, and all of the terms and conditions of this Agreement shall thereafter apply during such extended term.

        3. LOCATION OF SERVICES. Employee's services under this Agreement shall be performed primarily at the facilities of the Company located in San Diego, California, or at such other facilities as the Company and Employee may agree upon from time to time. Employee acknowledges and agrees that Employee's job responsibilities may



                                       1.

require extensive travel, and Employee agrees to travel as necessary to discharge those duties.

        4. STANDARD TERMS; PROPRIETARY INFORMATION. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control. Employee hereby acknowledges that certain agreement with respect to Confidential Information, Inventions, and Works of Authorship, dated as of April 1, 1997, between Employee and the Company (the "Confidentiality Agreement"), substantially in the form of EXHIBIT A attached to this Agreement, and the terms of such Confidentiality Agreement are incorporated herein by reference.

        5.     COMPENSATION.

               5.1 BASE COMPENSATION. Effective as of the Effective Date, the Company shall pay to Employee base compensation at the monthly rate in effect immediately prior to the Effective Date, which base compensation shall continue in effect until adjusted by the Compensation Committee (the "Committee") of the Company's Board of Directors. Such compensation shall be payable less taxes and other usual deductions. From time to time, Employee's base compensation shall be reviewed by the Committee and the Committee may, but is not required to, change such base compensation. Employee's base compensation shall be payable in installments consistent with the Company's normal payroll practices for its executive employees.

               5.2 BONUS. During the Term, Employee shall be entitled to receive such annual bonuses, if any, as the Board may determine based on performance objectives that may be adopted by the Board, payable to Employee in a lump sum within thirty (30) days following completion of the financial audit for each fiscal year or in any other fashion and at any other time as may be determined by the Board.

        6.     BENEFITS.

               6.1 GENERAL. Except as otherwise expressly provided in this
Section 6, for so long as Employee is employed by the Company, Employee shall be entitled to all fringe benefits that the Company may make available from time to time for all executive employees. Without limitation, such fringe benefits shall include those available, if any, under any health and benefits package, life insurance and disability programs, and participation in any plan or program designed for all executive employees by the Company. Employee shall be entitled to paid vacation in accordance with the Company's



                                       2.

standard employment policies and practices for executive employees, as the same may be in effect from time to time. In addition, Employee shall be entitled to take all Company holidays as the same may be designated by the Company from time to time for all employees. Employee shall receive such additional fringe benefits, if any, as the Board shall determine in its sole discretion from time to time.

               6.2 BUSINESS EXPENSES. The Company shall reimburse Employee for all ordinary and necessary expenses incurred by Employee, including disbursements, in the performance of Employee's duties for the Company upon presentation within the time period specified by the Company of an itemized statement of all expenses incurred showing the date, nature, recipient, purpose and amount of each item, subject to prior approval of the Company as required of executive employees.

               6.3 TERMINATION OF BENEFITS. All unvested benefits provided under this Section 6 shall terminate concurrently with termination of Employee's employment hereunder for any reason whatsoever. Nothing herein shall vest any rights in any profit sharing or bonus plans, general expense or automotive reimbursements, and similar fringe benefits which the Company may provide, if any, beyond the date on which Employee's employment is terminated for any reason.

        7.     TERMINATION OF EMPLOYMENT.

               7.1 TERMINATION FOR CAUSE. Notwithstanding any other provision of this Agreement, Employee's employment with the Company may be terminated for cause at any time by the Company, upon reasonable notice to Employee. For the purposes of this Agreement, "cause" shall mean (a) gross or habitual failure to perform pursuant to the terms of this Agreement; or (b) misconduct, including, but not limited to: (i) conviction of a crime or entry of a plea of nolo contendere with regard to a crime involving moral turpitude or dishonesty, (ii) any breach of the Confidentiality Agreement, (iii) Employee's repeated insubordination or refusal to comply with any reasonable request of the Board relating to the scope or performance of Employee's duties, or (iv) conduct that in the good faith and reasonable determination of the Board demonstrates Employee's gross unfitness to serve.

               7.2 TERMINATION WITHOUT CAUSE. The Company may terminate Employee's employment under this Agreement without cause at any time upon written notice to Employee.

               7.3 TERMINATION FOR DEATH OR DISABILITY. Employment hereunder shall automatically terminate upon Employee's death or disability. Disability, for purposes of this Agreement, shall mean a physical or mental. disability that interferes with



                                       3.

Employee's ability to perform duties pursuant to this Agreement for a continuous period of six (6) months or more.

               7.4 VOLUNTARY TERMINATION. Employee may terminate this Agreement upon thirty (30) days' written notice to the Company; provided, however, that if prior notice is given, the Company may, at its sole discretion upon receipt of such notice, require Employee to terminate at any time in advance of the proposed termination date so long as the Company pays Employee salary for at least one (1) month after such termination notice by Employee is received by the Company.

        8.     POST-TERMINATION CONSULTING AND COMPENSATION.

               8.1 TERMINATION BY THE COMPANY FOR CAUSE. Notwithstanding any other provision of this Agreement to the contrary, if Employee's employment is terminated for cause pursuant to Section 7.1, the Company shall make no further salary payments except those earned prior to the date of termination and shall make no further bonus payments.

               8.2 TERMINATION BY THE COMPANY WITHOUT CAUSE. If the Company terminates this Agreement without cause as defined in Section 7.2 hereof, then the Company shall pay Employee, upon execution by the Employee of a release agreement in a form satisfactory to the Company, consulting fees equal to Employee's base compensation as determined pursuant to Section 5.1, for the number of months equal to the Employee's number of years of employment at Employee's next anniversary date of employment, but in any case for no less than three (3) months if termination is during first six (6) months of employment, and thereafter for no less than six (6) months. The Company shall make no further bonus payments. The Employee agrees to indemnify and defend the Company against any and all liability for any of the payments described in this paragraph, including penalties and interest associated therewith.

               8.3 CONSULTING SERVICES. Employee's consulting services will be, as and when reasonably requested, to assist the Company in the transition period following termination and to answer questions, give testimony, and generally cooperate in any Company matters, including litigation, and the general promotion of the goodwill of the Company.

               8.4 TERMINATION BY EMPLOYEE'S DEATH OR DISABILITY. If employment shall terminate by reason of Employee's death or disability, the Company shall pay Employee or Employee's estate severance equal to six (6) months base compensation, payable in a lump sum. The Company shall make no further bonus payments.



                                       4.

               8.5 VOLUNTARY TERMINATION. If Employee terminates this Agreement, the Company shall make no further salary payments except those earned prior to the date of termination and shall make no further bonus payments.

        9.     NONCOMPETITION.

               9.1 During Employee's employment by the Company, and for as long as Employee receives payments from the Company under Section 8.2 of this Agreement, Employee shall not (a) either directly or indirectly, carry on, engage in or have any interest in any business that competes with the Company, excepting ownership by Employee of no more than one percent (1%) of the publicly traded common stock of any corporation, (b) without the express written consent of the Company, accept employment with, or in any other manner agree to provide, for compensation, services for any other person or entity which competes directly or indirectly with the Company, or (c) materially disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or soliciting its employees, disrupting its relationship with customers, agents, representatives or vendors, or otherwise.

               9.2 If any portion of this Section 9 is held to be illegal, unenforceable, void or voidable, the remainder shall remain in full force and effect, and this Section 9 shall be deemed altered and amended to the minimum extent necessary to bring it within the legal requirements of enforceability.

        10. ARBITRATION. Any and all disputes or controversies, whether of law or fact of any nature whatsoever, arising from or respecting this Agreement shall be decided by arbitration by the Judicial Arbitration Mediation Services, Inc. ("JAMS") in accordance with the rules and regulations of JAMS, or by any other body mutually agreed upon by the parties. Pre-arbitration discovery shall be permitted at the request of any party under appropriate protection for proprietary and confidential business information.

        Before filing a demand for arbitration, a party must send the other parties written notice identifying the matter in dispute and invoking the procedures in this paragraph. Such written notice shall be sent promptly after the party knew or reasonably should have known of an alleged violation of this Agreement. Within fifteen (15) days after such written notice is given, one (1) or more principals of each party shall meet at a mutually agreeable location in San Diego, California, for the purpose of determining whether they can resolve the dispute themselves by written agreement. If the parties fail to resolve the dispute by written agreement within the fifteen-day (15-day) period, the complaining party may then initiate the arbitration process by filing a demand with JAMS or such other body as the parties may agree upon. Nothing in this paragraph shall prevent a party from seeking temporary equitable relief from JAMS or such other body as the parties may




                                       5.

mutually agree upon during the fifteen-day (15-day) period if necessary to prevent irreparable harm.

        The arbitrators shall be selected as follows: the Company and Employee shall each select one (1) independent, qualified arbitrator, and the two (2) arbitrators so selected shall select the third arbitrator. Any party may disqualify any individual arbitrator who is a present or past employee, owner, officer, director, relative or consultant to any party hereto or a competing organization.

        Arbitration shall take place at San Diego, California, or any other location mutually agreeable to the parties. At the request of any party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for inspection only by the Company or Employee, their respective attorneys, and their respective experts, consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, until such information shall become generally known.

        The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary injunction, or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction over the parties.

        Reasonable notice of the time and place of arbitration shall be given to persons other than the parties, if such notice is required by law, in which case such persons or their authorized representatives shall have the fight to attend or participate in the arbitration hearing in such manner as the law shall require.

        If any action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

        11. POWER AND AUTHORITY. Each party executing this Agreement hereby covenants, represents and warrants that such party has full power and authority to execute this Agreement, that no other consents or approvals of any other third parties are required or necessary for this Agreement to be so binding (except as otherwise herein expressly stated) and that this Agreement shall be fully enforceable in accordance with its terms.



                                       6.

        12. HEIRS, ADMINISTRATORS AND SUCCESSORS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon, the heirs, administrators and successors of each of the parties hereto.

        13. NONASSIGNABILITY. The Company may assign the benefit of this Agreement to any successor in interest that results from a merger, reorganization or acquisition. Otherwise, no party to this Agreement may assign any fight hereunder or delegate any duty hereunder without the written consent of the other party affected by such assignment or delegation.

        14. NO ORAL MODIFICATION. This Agreement may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by a party against whom enforcement of any waiver, change or modification is sought.

        15. GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of California.

        16. SEVERABILITY. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

        17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

        18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties pertaining to the matters set forth herein, and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above indicated.

LASER POWER CORPORATION,               EMPLOYEE
A Delaware Corporation


By: /s/ PAUL P. WICKMAN                /s/ GLENN H. SHERMAN
   --------------------------          ----------------------------------------
Name: Paul P. Wickman                  Glenn H. Sherman
      -----------------------
Title: Chief Financial Officer
      -----------------------
                                       Address:

                                       1103 Luneta Drive
                                       Del Mar, CA 92014


                                       7.

               AGREEMENT WITH RESPECT TO CONFIDENTIAL INFORMATION
                       INVENTIONS, AND WORKS OF AUTHORSHIP


           Employee is employed by Laser Power Corporation (hereinafter "the Company") in a position by virtue of which Employee will have access to certain inventions, processes, designs, methods, systems, improvements, bidding and proposal data related to job costing, computer software or programs or other works of authorship, trade secrets or other proprietary and confidential matters of the Company, or of any third party which the Company is under an obligation to keep confidential, (hereinafter "Confidential Information"); and

           Such Confidential Information constitutes extremely valuable information to the Company; and

           Employee may make, reduce to practice, or conceive inventions (whether patentable or not), including discoveries, improvements or ideas, either alone or jointly with others (hereinafter "Employee Inventions"), and/or originate or develop works of authorship, either alone or jointly with others (hereinafter "Employee Works of Authorship"), while employed by the Company;

           Therefore in consideration of my employment and of the salary or wages paid to me, I agree to the following terms:

           1. CONFIDENTIALITY OBLIGATIONS. I agree that all knowledge and information not already available to the public which I may acquire or have acquired respecting Confidential Information of any kind, nature, or description concerning any matters affecting or relating to the business of the Company, shall for all time and for all purposes be regarded by me as strictly confidential and shall not be used by me, directly or indirectly disclosed at any time during or following my employment with the Company, to any unauthorized person without the Company's prior written permission.

           2. PRIOR INVENTIONS/WORKS OF AUTHORSHIP. I have disclosed on Schedule A to this Agreement a complete list of all inventions and works of authorship proprietary to me as of this date which I want to exclude from the application of this Agreement. I acknowledge that I have not made or reduced to practice (alone or jointly with others) any inventions, computer software or programs, or other works of authorship other than those identified on the attached schedule.

           3. DISCLOSURE AND OWNERSHIP OF EMPLOYEE INVENTIONS AND EMPLOYEE WORKS OF AUTHORSHIP. I agree to disclose immediately to the Company, in writing, all Employee Inventions and Employee Works of Authorship made, conceived, reduced to practice, or learned by me during the period of my employment with the Company. I understand that per Labor Code Section 2871, such disclosures will be received in confidence. I agree that the Company shall exclusively own all Employee Inventions and Employee Works of Authorship except those for which, as determined by the Company, no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, and (a) which does not relate at the time of conception or reduction to practice of the Employee Invention or Employee Work of Authorship to the business of the Company or to the Company's actual or demonstrably anticipated research of development, or (b) which does not result from any work performed by me for the Company.

           Furthermore, the Company may, at its option, expressly decline to take title in an Employee Invention or Employee Works of Authorship disclosed to it by me under this paragraph. In this event, the Company will notify me in writing and, after receipt of such written notification, I may, at my expense, pursue such Employee Invention or Employee Works of Authorship provided I do not use Company time or materials.

           Finally, nothing contained in this Agreement shall obligate the Company to pursue or develop any Employee Invention or Employee Works of Authorship acquired pursuant to the terms hereof

           4. OBLIGATION TO COOPERATE IN PERFECTING THE COMPANY'S RIGHTS. I agree to grant the right to the Company to obtain, for its own benefit and when applicable in its own name (entirely at its expense) patents, patent applications and copyrights of any and all types, in any country, and all renewals and extensions thereof, for those inventions and works of authorship owned by the Company as a result of the terms of this agreement ("Company's Rights"). I further agree, in order to perfect the Company's Rights, to (1) Sign and execute all instruments of assignment and other papers necessary to transfer the Company's Rights to the Company, and (2) perform such further acts as may be deemed necessary by the Company. I shall perform the foregoing obligations without further compensation during the term of my employment, and after termination of my employment, at a reasonable compensation to be negotiated.

In the event the Company is unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other protection relating to any Employee Invention or Employee Work of Authorship, whether due to mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by me.

           5.      ADDITIONAL EMPLOYEE OBLIGATIONS.

           a. I agree not to disclose to the Company or induce the Company to use any secret or proprietary and confidential information or material belonging to others, including my former employers, if any. I also agree not to in any way enable or induce other current or future employers or companies to use any Confidential Information or materials belonging to the Company.

           b. So long as I am employed by the Company and for two years thereafter, I will not directly or indirectly, individually or by action in concert with others, solicit, induce or influence, or seek to solicit, induce or influence, any person who is engaged as an employee, agent, independent contractor or otherwise by the Company, to terminate his or her employment or engagement, or otherwise interfere with such employment or engagement.

           c. Except with the express prior written consent of the Chief Executive Officer of the Company, I agree that during my employment, I will not
(1) engage in any employment or activity other than for the Company in any business in which the Company is engaged or contemplates engaging; (2) induce any other employee of or consultant to the Company to engage in any such employment or activity; or (3) solicit any clients or potential clients of the Company for goods or services similar to those performed by the Company even though not directly competitive with such goods or services.

           d. Upon termination of my employment, I will promptly deliver to the Company all drawings, manuals, guides, records, notebooks, computer software or programs in any form and other documents and materials, (including all copies thereof) which are in my possession or under my control (whether or not such items were prepared by me), and which relate in any way to Employee Inventions or Employee Works of Authorship, or to matters which I am obligated to keep confidential.

           e. Upon termination of my employment, I agree to participate in an exit interview with a representative of the Company to discuss my continuing obligations regarding the Company's Confidential Information. I understand that my obligations under this Agreement shall be the same regardless of the reasons for the termination of my employment, and regardless of whether it is at my own or the Company's initiative.

           f. For two years following termination as an employee of the Company, I agree not to undertake any employment or activity competitive with the Company's business in which the loyal and complete fulfillment of the duties of the competitive employment or activity would call on me to reveal, to make judgments on, or otherwise to use any of the Company's Confidential Information.

           g. For two years following termination as an employee of the Company, I agree that I will not, directly or indirectly, either for myself or for any other person or entity, divert or take away or attempt to divert or take away, call on or solicit or attempt to call on or solicit any of the Company's customers.

           6. INJUNCTIVE RELIEF. I acknowledge that the Company shall not have an adequate remedy in the event I break this Agreement and that the Company will suffer irreparable damage and injury in such event. Should that occur, I agree that the Company, in addition to any other available rights and remedies, shall be entitled (without posting any bond or other security) to enjoin or restrict me from committing or continuing any violation of this Agreement.

           7. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with, and governed by the laws of the State of California.

           8. CONSTRUCTION OF AGREEMENT. If any provision of this Agreement shall, to any extent, be found to be invalid or unenforceable, the remainder of this Agreement shall not be affected. Any such invalid or unenforceable provision shall be reformed to be valid and enforceable to the full extent permitted by law.

           9. COMPLETE AGREEMENT. This Agreement expresses the entire understanding of the parties about the described subject matter, and supersedes all prior and contemporaneous offers, promises, representations, discussions, agreements, and communications that may have been made in connection with the subject matter of this Agreement.

           10. SEVERABILITY. The provisions of this Agreement are severable, and if one or more provisions should be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

           11. EMPLOYMENT AT-WILL. I acknowledge that my employment and compensation can be terminated, with or without cause and with or without notice, at any time, at my option or the option of the Company. I understand and agree that nothing contained in this Agreement limits or otherwise alters that at-will employment status.

           12. PREEXISTING RIGHTS. Employee represents that he or she owns the inventions, computer software or programs, or other works of authorship identified by title and number or date in a schedule attached hereto, which are expressly reserved and excepted from the provisions of this Agreement.

           13. MISCELLANEOUS PROVISIONS. The rights accruing to the Company under this Agreement shall pass to its assignees or successors. This Agreement may not be changed in whole or in part except by an instrument in writing signed by the Chief Executive Officer of the Company.

This Agreement shall be binding upon my heirs, executors, administrators, or other legal representatives. In any litigation arising under this Agreement, the prevailing party will be entitled to recover its attorneys fees and costs.


/s/ PAUL WICKMAN                       /s/ GLENN H. SHERMAN
-----------------------------          ----------------------------------------
Witness Signature                      Employee Signature


Date: 4/1/97                           /s/ GLENN H. SHERMAN
     ------------------------          ----------------------------------------
                                       Employee Name (Type or Print)

LASER POWER CORPORATION

By: /s/ PAUL WICKMAN
   --------------------------

ADDENDUM TO "AGREEMENT WITH RESPECT TO CONFIDENTIAL INFORMATION, INVENTIONS AND WORKS OF AUTHORSHIP"


Per Paragraph 3 of the above-referenced Agreement, the employee discloses, and the Company declines to take title in the following Inventions or Works of Authorship developed by

__________________________________________________and further allows that these items are not subject to the Confidentiality Obligations of Paragraphs I and 4. This exception to the Agreement is made with the understanding that no financial claims will be made against the Company for past, present, or future use of the Inventions or Works of Authorship.


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/s/ PAUL P. WICKMAN                    /s/ GLENN H. SHERMAN
-----------------------------          -----------------------------------------
Witness Signature                      Employee Signature


Date: 4/1/97                           /s/ GLENN H. SHERMAN
     ------------------------          -----------------------------------------
                                       Employee Name (Type or Print)

LASER POWER CORPORATION


By: /s/ PAUL P. WICKMAN
   --------------------------

Date: 4/1/97
     -------------------------

                      SCHEDULE A "AGREEMENT WITH RESPECT TO
               CONFIDENTIAL INFORMATION, INVENTIONS, AND WORKS OF
                                   AUTHORSHIP"

                      Prior Inventions/Works of Authorship


I acknowledge that at this time I have not made or reduced to practice (alone or jointly with others) my inventions or works of authorship except the following:


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the list above is a complete list of all inventions and works of authorship which I consider proprietary to me as of this date, and which the Company and I agree are excluded from the application of the Agreement with Respect to Confidential Information, Inventions, and Works of Authorship.



/s/ PAUL P. WICKMAN                    /s/ GLENN H. SHERMAN
-----------------------------          ----------------------------------------
Witness Signature                      Employee Signature

Date: 4/1/97                           /s/ GLENN H. SHERMAN
     ------------------------          -----------------------------------------
                                       Employee Name (Type or Print)
LASER POWER CORPORATION


By: /s/ PAUL P. WICKMAN
   --------------------------